Exhibit 99.2

NET ASSET VALUE CALCULATION AND VALUATION PROCEDURES

As of December 6, 2023

Overview

Our board of directors, including a majority of our independent directors, has adopted these valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. As a public company, we are required to issue financial statements generally based on historical cost, although we may elect a fair value option for reporting certain of our financial assets and liabilities, in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, we have adopted policies and procedures, which adjust the values of certain of our assets and liabilities from historical cost to fair value, as described below. As a result, our NAV may differ from the amount reported as stockholders’ equity on the face of our financial statements prepared in accordance with GAAP. The fair values of our assets and certain liabilities are determined using widely accepted methodologies and, as appropriate, the GAAP principles within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures and are used by ALPS in calculating our NAV and NAV per share. However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from total equity or stockholders’ equity reflected on our audited financial statements, even if we are required to fully adopt a fair value basis of accounting for GAAP financial statement purposes in the future. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. Although we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and redemption price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

Independent Valuation Advisor

With the approval of our board of directors, including a majority of our independent directors, we have engaged our Independent Valuation Advisor with respect to providing monthly real property appraisals and valuations for certain of our debt-related assets, reviewing annual third-party real property appraisals, reviewing the Advisor’s internal valuations of loans associated with our DST Program and debt-related liabilities, helping us administer the valuation and review process described under “Real Property” below for the real properties in our portfolio, and assisting in the development and review of the valuation procedures contained herein. Altus Group is a multidisciplinary provider of independent, commercial real estate appraisal, consulting, technology, and advisory services with multiple offices around the world, including in the United States, Canada, Europe and Asia Pacific. Altus Group is not affiliated with us or the Advisor. The compensation we pay to our Independent Valuation Advisor is not based on the estimated values of our assets or liabilities. Our board of directors, including a majority of our independent directors, may replace our Independent Valuation Advisor at any time. We will promptly disclose any changes to the identity or role of our Independent Valuation Advisor in this prospectus and in reports we publicly file with the SEC.

Altus Group discharges its responsibilities with respect to real property appraisals in accordance with our real property valuation procedures described below and with the oversight of our board of directors. Our board of directors is not involved in the day-to-day valuation of the real properties in our portfolio, but periodically receives and reviews such information about the valuations of the real properties as it deems necessary to exercise its oversight responsibility. While our Independent Valuation Advisor is responsible for providing monthly appraisals of our real properties and reviews of third-party appraisals, our Independent Valuation Advisor is not responsible for nor does it prepare our monthly NAV.

Our Independent Valuation Advisor performs other roles under our valuation procedures as described herein and may be engaged to provide additional services, including providing an independent appraisal of any of our other assets or liabilities (contingent or otherwise). Our Independent Valuation Advisor may, from time to time, perform other commercial real estate and financial advisory services for our Advisor and its related parties, or in transactions related to the properties that are the subject of appraisals being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the applicable appraiser as certified in the applicable appraisal report or the independence of our Independent Valuation Advisor.

Valuation of Consolidated Assets and Liabilities

Our NAV will reflect our pro rata ownership share of the fair values of certain consolidated assets and liabilities, as described below.

Real Property

The overarching principle of the real property appraisal process is to produce real property appraisals that represent credible estimates of fair value. The estimate of fair value developed in the appraisals of our real properties may not always reflect, or may materially differ from, the value at which we would agree to buy or sell such assets. Further, we do not undertake to disclose the value at which we would be willing to buy or sell our real properties to any prospective or existing investor.

Excluding real properties that are bought or sold during a given calendar year, each real property is appraised by a Third-Party Appraisal Firm at least once per calendar year and such appraisal is reviewed by the Advisor and our Independent Valuation Advisor. We seek to schedule the appraisals by Third-Party Appraisal Firms evenly throughout the calendar year, such that an approximately equal portion of the real properties in our portfolio are appraised by a Third-Party Appraisal Firm each month, although we may have more or fewer appraisals in an individual month. In its review, our Independent Valuation Advisor, will provide an opinion as to the reasonableness of each appraisal report from Third-Party Appraisal Firms as well as provide a second, independent appraisal as part of its regular monthly appraisal duties, as described below. Valuation discrepancies between the appraisal provided by the Third-Party Appraisal Firm and the appraisal provided by our Independent Valuation Advisor are subject to our valuation dispute resolution procedures. Under these procedures, if the Third-Party Appraisal Firm and our Independent Valuation Advisor are unable to reconcile the key differences between the two appraisals, we will use the appraisal from our Independent Valuation Advisor in the calculation of our NAV until a new appraisal from a different Third-Party Appraisal Firm is obtained, reviewed for reasonableness by the Independent Valuation Advisor and used as the appraised value.

Additionally, each real property is appraised each calendar month by our Independent Valuation Advisor, and such appraisals are reviewed by the Advisor. Notwithstanding, newly acquired real properties are initially valued at cost, which is expected to represent fair value at that time. Each newly acquired real property will be appraised by the Independent Valuation Advisor within three months following the month of acquisition, and thereafter will be subject to the regular monthly appraisal process described above. Additionally, each newly acquired real property will first be appraised by a Third-Party Appraisal Firm in the calendar year following the year of acquisition.

All appraisals are performed in accordance with the Uniform Standards of Professional Appraisal Practices, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation and the Code of Ethics & Standards of Professional Practice of the Appraised Institute. Each appraisal must be reviewed, approved, and signed by an individual with the professional MAI designation of the Appraisal Institute. Real property appraisals are reported on a free-and-clear basis (for example, no mortgage), irrespective of any property-level financing that may be in place. Such property-level debt or other financing ultimately are factored in and do impact our NAV in a manner described in more detail below.

We rely on the income approach as the primary methodology used by the Third Party Appraisal Firms and our Independent Valuation Advisor (together, the “Independent Appraisal Firms”) in valuing the real properties in our portfolio, whereby value is derived by determining the present value of a real property’s future cash flows (for example, discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable property rental rates and operating expense data, the appropriate capitalization and discount rates, and projections of future income and expenses based on market derived data and trends. Other methodologies that may also be used to value properties include sales comparisons and cost approaches. Because the real property appraisals involve significant professional judgment in the application of both observable and unobservable inputs, the estimated fair values of our real properties may differ from their actual realizable values or future appraised values. Our real property valuations may not reflect the liquidation value or net realizable value of our real properties because the valuations performed by our Independent Appraisal Firms involve subjective judgments about competitive market behavior and do not reflect transaction costs that would be incurred if we were to dispose of our real properties today. Transaction costs related to an acquisition or disposition will generally be factored into our NAV no later than the closing date for such transaction, and in some circumstances such as when an asset is anticipated to be acquired or disposed, we may factor into our NAV calculation a portion of the potential transaction price and related closing costs given the likelihood that the transaction will close.

Our Independent Appraisal Firms request and collect all reasonably available information that they deem relevant in valuing the real properties in our portfolio from a variety of sources including, but not limited to information from management and other information derived through our Independent Appraisal Firm’s database and other industry and market data. The Independent Appraisal Firms rely in part on property-level information provided by the Advisor, including: (i) historical and budgeted operating revenues and expenses of the property; (ii) lease agreements on the property; and (iii) information regarding recent or planned capital expenditures.

In conducting their investigation and analyses, our Independent Appraisal Firms take into account customary and accepted financial and commercial procedures and considerations as they deem relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the real properties that are provided by us or our Advisor. Although our Independent Appraisal Firms may review the information supplied or otherwise made available by us or our Advisor for reasonableness, they assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to them by any other party and do not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our Independent Appraisal Firms, our Independent Appraisal Firms assume that such forecasts and other information and data were reasonably prepared in good faith reflecting the best currently available estimates and judgments of our management, board of directors and Advisor, and rely upon us to advise our Independent Appraisal Firms promptly if any material information previously provided becomes inaccurate or is required to be updated during the valuation period.

In performing their analyses, our Independent Appraisal Firms make numerous other assumptions with respect to the behavior of market participants, industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond their control and our control, as well as certain factual matters. For example, unless specifically informed to the contrary, our Independent Appraisal Firms may assume that we have clear and marketable title to each real property valued, that no title defects exist, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our Independent Appraisal Firms’ analysis, opinions and conclusions are necessarily based upon market, economic, financial and other circumstances and conditions existing at or prior to the appraisal, and any material change in such circumstances and conditions may affect our Independent Appraisal Firms’

analysis and conclusions. Our Independent Appraisal Firms’ appraisal reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the analysis, opinions and conclusions set forth therein.

Our Independent Appraisal Firms’ valuation reports are addressed solely to us and not to the public, may not be relied upon by any other person to establish an estimated value of our common stock, and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing their appraisal reports, our Independent Appraisal Firms do not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.

Upon becoming aware of the occurrence of a material event impacting a real property, the Advisor will promptly notify our Independent Valuation Advisor. Our Independent Valuation Advisor determines the appropriate adjustment, if any, to be made to its estimated fair value of the real property during a given month and then updates its appraisal on the asset. For example, changes to underlying property fundamentals and overall market conditions, which may include: (i) an unexpected termination or renewal of a material lease; (ii) a material change in vacancy levels; (iii) an unanticipated structural or environmental event at a real property; or (iv) material capital markets events, any of which may cause the value of a real property to change materially. Furthermore, the values of our real properties are determined on an unencumbered basis. The effect of any property-level debt on our NAV is discussed further below.

Investments in land and development assets will be valued by our Independent Valuation Advisor monthly at estimated fair value. Land cost and other factors such as the status of land entitlements, permitting, jurisdictional approvals, estimated overall development completion, and estimated development profit are considered in determining estimates of fair value. Upon the earlier of three months following the month of stabilization or twelve months after substantial completion, we will obtain an appraisal from a Third-Party Appraisal Firm, and thereafter the valuation process will follow the regular valuation process described above.

Real Estate-Related Assets and Other Assets

Real Estate-Related Assets that are not restricted as to salability or transferability are fair valued monthly by our Advisor or another credible pricing source based on publicly available information. Generally, to the extent the information is available, such Real Estate-Related Assets are valued at the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the last ‘‘bid’’ price. The value of these Real Estate-Related Assets that are restricted as to salability or transferability may be adjusted by the pricing source for a liquidity discount. In determining the amount of such discount, consideration is given to the nature and length of such restriction and the relative volatility of the market price of the asset.

Other assets include, but may not be limited to, derivatives (other than interest rate hedges), credit rated government securities, cash and cash equivalents and accounts receivable. Estimates of the fair values of other assets are determined using widely accepted methodologies and, where available, on the basis of publicly available pricing quotations and information.

Other assets also include individual investments in mortgages, mortgage participations, mezzanine loans, as well as certain determined preferred equity investments (collectively, “Loan Assets”), and loans associated with our DST Program (as described under the “Valuation of Assets and Liabilities Associated with the DST Program” heading below) that are included in our determination of NAV at estimated fair value using widely accepted valuation methodologies.

Pursuant to our valuation procedures, our board of directors, including a majority of our independent directors, approves the pricing sources of our Real Estate-Related Assets and other assets. In general, these sources are third parties other than our Advisor. However, we may utilize the Advisor or an Ares affiliate as a pricing source if the asset is not considered material to the Company or there are no other pricing sources reasonably available, and provided that our board of directors, including a majority of our independent directors, must approve the initial valuation performed by our Advisor and any subsequent material adjustments made by our Advisor.

The Independent Valuation Advisor provides the monthly valuations of Loan Assets. Notwithstanding, newly acquired or originated Loan Assets are initially valued at cost, which is expected to represent fair value at that time. Each newly acquired or originated Loan Asset will be valued by the Independent Valuation Advisor within three months following the month of acquisition or origination, and thereafter will be subject to the regular monthly valuation process described above. The Independent Valuation Advisor generally does not act as the third-party pricing source for the remaining other assets described in this section, although it may, under certain circumstances, be engaged to do so.

Liabilities, Excluding Property-Level Mortgages, Corporate-Level Credit Facilities, Other Secured and Unsecured Debt, and Interest Rate Hedges

Except as noted below, we include an estimate of the fair values of our liabilities as part of our NAV calculation. These liabilities include, but may not be limited to, fees and reimbursements payable to the Advisor and its affiliates, accounts payable and accrued expenses, and other liabilities. Pursuant to our valuation procedures, our board of directors, including a majority of our independent directors, approves the pricing sources of our liabilities which may include third parties or our Advisor or its affiliates.

Under applicable GAAP, we record liabilities for distribution fees (i) that we currently owe the Dealer Manager under the terms of our dealer manager agreement and (ii) for an estimate that we may pay to our Dealer Manager in future periods. However, we do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

The estimated fair values of these liabilities may be determined by our Advisor or another suitable pricing source. Our Independent Valuation Advisor is not responsible for appraising or reviewing these liabilities.

Liabilities - Property-Level Mortgages, Corporate-Level Credit Facilities, Other Secured and Unsecured Debt, and Interest Rate Hedges

Our property-level mortgages, corporate-level credit facilities, and other secured and unsecured debt that are intended to be held to maturity, including those subject to interest rates hedges, are valued at par (i.e. at their respective outstanding balances) by the Advisor. Because we often utilize interest rate hedges to stabilize interest payments (i.e. to fix all-in interest rates through interest rate swaps or to limit interest rate exposure through interest rate caps) on individual loans, each loan and associated interest rate hedge are treated as one financial instrument which are valued at par if intended to be held to maturity (which for fixed rate debt not subject to interest rate hedges may be the date near maturity at which time the debt will be eligible for prepayment at par for purposes herein). This policy of valuing at par will apply regardless of whether any given interest rate hedge is considered as an asset or liability for GAAP purposes. Notwithstanding, if we acquire an investment and assume associated in-place debt from the seller that is above or below market, then consistent with how we recognize assumed debt for GAAP purposes when acquiring an asset with pre-existing debt in place, the liabilities used in the determination of our NAV will include the market value of such debt. The associated premium or discount on such debt as of closing that is reflected in our liabilities will then be amortized through loan maturity. Per the Real Property valuation policy described above, the corresponding investment is valued on an unlevered basis for purposes of determining NAV. Accordingly, all else equal, we would not recognize an immediate gain or loss to our NAV upon acquisition of an investment whereby we assume associated pre-existing debt that is above or below market.

Our property-level mortgages, corporate-level credit facilities, and other secured and unsecured debt that are not intended to be held to maturity (in conjunction with any associated interest rate hedges that are not intended to be held to maturity) are fair valued by the Advisor using widely accepted valuation methodologies based on information provided by various qualified third-party valuation experts and data sources. Our Independent Valuation Advisor will review the Advisor’s fair value estimates for the property-level mortgages and corporate-level credit facilities that are not intended to be held to maturity, excluding any impacts from interest rate hedges.

Estimated prepayment penalties will not factor into the valuation of our debt unless an interest rate hedge is definitively not intended to be held to maturity, in which case a hedge mark to market adjustment will be made at such time using a third-party pricing source.

Debt that is not intended to be held to maturity means any property-level mortgages that we definitively intend to prepay or transfer in association with any asset considered as held-for-sale from a GAAP perspective, other property-level mortgages or corporate-level credit facilities that we definitively intend to prepay, or any interest rate hedge that we definitively intend to terminate.

In addition, for non-recourse mortgages and interest rate hedges, the combined value of the net liability for each mortgage and associated interest rate hedge is limited to the value of the underlying asset(s), so as to not make the equity of such asset(s) less than zero.

Costs and expenses incurred to secure financings are amortized over the life of the applicable loan. Unless costs can be specifically identified, we allocate the financing costs and expenses incurred with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan.

Valuation of Assets and Liabilities Associated with the DST Program

We have initiated a program (the “DST Program”) to raise capital in private placements through the sale of beneficial interests in specific Delaware statutory trusts holding real properties (each a “DST Property” and collectively, the “DST Properties”). DST Properties may be sourced from real properties currently indirectly owned by the Operating Partnership or may be newly acquired. Pursuant to the DST Program, we, through a subsidiary of our Operating Partnership, will hold a long-term leasehold interest in each DST Property pursuant to a master lease that is guaranteed by the Operating Partnership, while third-party investors own some or all of the DST Property through a Delaware statutory trust. Under the master lease, the Operating Partnership acts as a landlord to the occupying tenants and is responsible for subleasing the DST Property to such tenants, which means that we bear the risk that the underlying cash flow received by us from the DST Property may be less than the master lease payments made by us. Additionally, the Operating Partnership will retain a fair market value purchase option giving it the right, but not the obligation, to acquire the beneficial interests in the Delaware statutory trusts from the investors at a later time in exchange for units in the Operating Partnership (the “FMV Option”).

Due to our continuing involvement with the DST Properties through the master lease arrangements and the FMV Options, we will include DST Properties in our determination of NAV at fair market value in the same manner as described under “Real Property” above. In addition, the cash received by us or a DST Investor Loan made by us in exchange for the sale of interests in a DST Property will be valued as assets and shall initially equal the value of the real property subject to the master lease, which will be valued as a liability. Accordingly, the sale of interests in a DST Property has no initial net effect to our NAV. Thereafter, our Independent Valuation Advisor will value the real property subject to the master lease liability quarterly using a discounted cash flow methodology, and the Advisor may value the real property subject to master lease liability for purposes of determining our NAV in interim months. Therefore, any differences between the fair value of the underlying real property and the fair value of the real property subject to the master lease obligations will accrue into our NAV not less frequently than quarterly. The Advisor will value any loan assets used to purchase interests in the DST Program using widely accepted methodologies for determining fair values for debt assets and debt liabilities, with such values reviewed for reasonableness by our Independent Valuation Advisor.

Estimated NAV of Unconsolidated Investments

Excluding investments that are bought or sold during a given calendar year, each investment held through a joint venture or partnership that is considered an unconsolidated investment will be appraised by an Independent Appraisal Firm at least once per calendar year for purposes of determining our NAV. For valuations during interim periods, not less frequently than quarterly, either 1) the Advisor or a qualified third party that we engage will determine the estimated fair value of the investments owned by unconsolidated affiliates, or 2) we will utilize interim valuations determined pursuant to valuation policies and procedures established for such joint ventures or partnerships. The Advisor will also determine the fair value of any other applicable assets and liabilities of the joint venture using similar practices that we utilize for our consolidated portfolio. Once the associated fair values of assets and liabilities are determined, the value of our interest in any joint venture or partnership is then determined by using a hypothetical liquidation calculation based on our ownership percentage of the joint venture or partnership’s estimated NAV. If deemed an appropriate alternative to fair valuing applicable assets and liabilities individually, unconsolidated assets and liabilities held in a joint venture or partnership that acquires multiple investments over time may be valued as a single investment within the third-party appraisals that we receive or for interim valuations that are performed. The value of our interest in any joint venture or partnership that is a minority interest or is restricted as to salability or transferability may reflect or be adjusted for a minority or liquidity discount. In determining the amount of such discount, consideration may be given to a variety of factors, including, without limitation, the nature and length of such restriction.

Our Independent Valuation Advisor is generally not responsible for providing monthly appraisals of unconsolidated investments or reviewing third-party appraisals of unconsolidated investments; however, it may be engaged to do so.

Probability-Weighted Adjustments

In certain circumstances, such as in an acquisition or disposition process, we may be aware of a contingency or contingencies that could impact the value of our assets, liabilities, income or expenses for purposes of our NAV calculation. For example, we may be party to an agreement to sell a property at a value different from the property value being used in our current NAV calculation. The same agreement may require the buyer to assume a related mortgage loan with a fair value that is different from the value of the loan being used in our current NAV calculation. The transaction may also involve costs for brokers, transfer taxes, and other items upon a successful closing. The Advisor may take such contingencies into account when determining the values of certain components of our NAV (such as the carrying value of our liabilities or expense accruals) for purposes of our NAV calculation. These adjustments may be made either in whole or in part over a period of time, and the Advisor may take into account (a) the estimated probability of the contingencies occurring and (b) the estimated impact to NAV if the contingencies were to occur when determining the timing and magnitude of any adjustments to NAV. Our Independent Valuation Advisor is not responsible for determining or reviewing these adjustments.

NAV and NAV per Share Calculation

Our NAV per share is calculated as of the last calendar day of each month for each of our outstanding classes of stock, and is available generally within 15 calendar days after the end of the applicable month. Our NAV per share is calculated by ALPS, a third-party firm approved by our board of directors, including a majority of our independent directors. Our board of directors, including a majority of our independent directors, may replace ALPS or any other party involved in our valuation procedures with another party, including our Advisor, if it is deemed appropriate to do so.

Each month, before taking into consideration accrued dividends or class-specific distribution fee accruals, any change in the Aggregate Fund NAV of our outstanding shares of common stock, along with the OP Units held by third parties from the prior month (whether an increase or decrease) is allocated among each class or series of Fund Interest based on each class’s or series’s relative percentage of the previous Aggregate Fund NAV. Changes in the Aggregate Fund NAV reflect factors including, but not limited to, unrealized/realized gains (losses) on the value of our real property portfolio, increases or decreases in Real Estate-Related Assets and other assets and liabilities, and monthly accruals for income and expenses (including accruals for performance based fees, if any, advisory fees and distribution fees) and distributions to investors.

Our most significant source of income is property-level net operating income. We accrue revenues and expenses on a monthly basis based on actual leases and operating expenses in that month. For the first month following a real property acquisition, we will calculate and accrue net operating income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. For NAV calculation purposes, organization and offering costs incurred as part of our corporate-level expenses related to our primary offering and offerings made pursuant to our DST Program reduce NAV as incurred, with the exception of organization and offering costs associated with DST Program offerings that were launched on or before August 31, 2023, which reduce NAV on a monthly basis ratably over a two-year period following the completion of each respective DST offering.

Following the calculation and allocation of changes in the Aggregate Fund NAV as described above, NAV for each class is adjusted for accrued dividends and ongoing distribution fees that are currently payable, to determine the monthly NAV. Ongoing distribution fees are allocated on a class-specific basis and borne by all holders of the applicable class. These class-specific fees may differ for each class, even when the NAV of each class is the same. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to these valuation procedures, the class-specific fee allocations may lower the NAV of a share class. Therefore, as a result of the different ongoing fees allocable to each share class, each share class could have a different NAV per share. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. Because the purchase price of shares in the primary offering is equal to the transaction price, which generally equals the most recently disclosed monthly NAV per share, plus the upfront selling commissions and dealer manager fees, which are effectively paid by purchasers of shares at the time of purchase, the upfront selling commissions and dealer manager fees have no effect on the NAV of any class.

NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class on such day.

NAV of our Operating Partnership and OP Units

Our valuation procedures include the following methodology to determine the monthly NAV of our Operating Partnership and the OP Units. Our Operating Partnership has certain classes or series of OP Units that are each economically equivalent to a corresponding class of shares. Accordingly, on the last day of each month, for such classes or series of OP Units, the NAV per OP Unit equals the NAV per share of the corresponding class. Certain other classes or series of OP Units may not be economically equivalent to a class of shares. The NAV of these classes or series of OP Units shall initially be set at a specified value, and thereafter adjusted as described above under “NAV and NAV per Share Calculation” as if they were a separate class of shares, taking into account their specific economic terms (specifically, their specific dividends and ongoing distribution fees). The NAV of our Operating Partnership on the last day of each month equals the sum of the NAVs of each outstanding OP Unit on such day.

Oversight by our Board of Directors

All parties engaged by us in connection with our valuation procedures, including Altus Group, ALPS and our Advisor, are subject to the oversight of our board of directors. As part of this process, our Advisor reviews the estimates of the fair values of our real properties, Real Estate-Related Assets, and other assets and liabilities within our portfolio for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions, and informs our board of directors of its conclusions. Although Third-Party Appraisal Firms, our Independent

Valuation Advisor, or other pricing sources may consider any comments received from us or our Advisor or other valuation sources for their individual valuations, the final estimated fair values of our real properties are determined by our Independent Valuation Advisor in their appraisals, and the final estimates of fair values of our Real Estate-Related Assets, our other assets, and our liabilities are determined by the applicable pricing source as described above. With respect to the valuation of our real properties, our Independent Valuation Advisor provides our board of directors with periodic valuation reports and is available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation process generally. Our board of directors has the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate.

Review of and Changes to Our Valuation Procedures

At least once each calendar year, our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation procedures with input from our Independent Valuation Advisor.

From time to time, our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it: (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination; or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.

We will publicly announce material changes to our valuation procedures.

Limitations on the Calculation of NAV

The most significant component of our NAV consists of the estimated fair values of real properties and, as with any real property valuation protocol, the estimated fair values of real properties are based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions could result in a different estimate of the value of our real properties. Although the methodologies contained in the valuation procedures are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Further, the NAV per share should not be viewed as being determinative of the value of our common stock that may be received in a sale to a third party or the value at which our stock would trade on a national stock exchange. Our board of directors may suspend this offering and the share redemption program if it determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.